Exhibit 99.1

CNS Pharmaceuticals Licenses DNA-Binding Agent from MD Anderson, Doubling its Drug Pipeline

HOUSTON, TX Jan. 13, 2020 – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) (“CNS” or the “Company”), a biotechnology company specializing in the development of novel treatments for brain tumors, today announced it has entered into a licensing agreement with The University of Texas MD Anderson Cancer Center. The agreement grants Company the right to develop and commercialize WP1244, a new class of DNA-binding agent designed to cross the blood-brain barrier for the potential treatment of primary and metastatic brain cancers.

This agreement allows for the continued development of WP1244, which has been shown to have high anti-tumor activity in preclinical studies. WP1244 was designed using a “modular” strategy, which combines intercalation and groove-binding modes into molecules with the requisite chirality and binding-site size to impart meaningful selectivity. Previous pre-clinical tests have demonstrated the agent’s ability to cross the blood-barrier in animal models with no acute clinically observable toxicity.

“Our licensing agreement has allowed CNS to double its portfolio with the addition of WP1244. We are extremely excited to continue the development of this entirely new class of DNA-binding agent,” stated CEO of CNS, John M. Climaco. “We believe the compound demonstrates enormous potential through its novel mechanism of action, ability to cross the blood-brain barrier, and tremendous potency, 500 times that of classic DNA binding agents such as daunorubicin. WP1244 has shown to be mechanistically and biologically novel and selective, and its addition to our pipeline furthers our goal of being the leading developer of organ-targeted cancer therapeutics.”

About WP1244

WP1244 is a novel DNA binding agent with relatively high molecular weight (981.3 MW) having a polyamide moiety attached to the amino sugar. WP1244 is exceedingly potent having in vitro IC50 values in the subnanomolar range and is currently being studied for its therapeutic potential in preclinical studies. A previous 5-mouse pilot study performed with WP1244 confirmed the presence of WP1244 in murine brain tissue. WP1244 was designed utilizing a “modular” design strategy, which combines intercalation and groove-binding modes into molecules with the requisite chirality and binding-site size to impart meaningful selectivity. Pre-clinical studies of WP1244 have demonstrated its potential ability to cross the blood-brain barrier in animal models. WP1244 was developed at The University of Texas MD Anderson Cancer Center.

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About CNS Pharmaceuticals, Inc.
CNS Pharmaceuticals is a biotechnology company specializing in the development of novel treatments for primary and metastatic brain and central nervous system tumors. Its lead candidate Berubicin is proposed for the treatment of glioblastoma, a type of brain cancer currently considered incurable, as well as for pancreatic and ovarian cancers, and lymphomas. The Company entered into an intellectual property (IP) agreement with Houston Pharmaceuticals, Inc. and a Purchase Agreement with Reata. For more information, visit www.cnspharma.com.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of the Company to further the clinical development of WP1244. These statements relate to future events, future expectations, plans and prospects. Although CNS believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Risk Factors" in the Form S-1 we filed with the SEC on October 7, 2019. Any forward-looking statements contained in this release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Relations Contact

James Salierno / Kait Brosco

The Ruth Group

646-536-7028 / 7032

jsalierno@theruthgroup.com

kbrosco@theruthgroup.com

Media Contact

Kirsten Thomas

The Ruth Group

(508) 280-6592

kthomas@theruthgroup.com

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